Exhibit 10.10

English Translation

Power of Attorney

Authorizing Person: Zhao Ming

ID Card Number: 310109196802203831

Address: Rm.2505, 2#, 271# Lane, Dong An Road, Shanghai

Postal code: 200032

Authorized Person: Chen Shuning

ID Card Number: 420111196307075534

Address: 3F, 8# Building, Zhongguancun Software Park, Beijing

Postal code: 100094

I, Zhao Ming, a citizen of the People’s Republic of China, hereby irrevocably authorizes the person (“Authorized Person”) designated by Worksoft Creative Software Technology Ltd. (“Worksoft”) to exercise any and all my rights as a shareholder of Shanghai Megainfo Tech Co., Ltd. (“Megainfo”) on my behalf within the valid term of this Power of Attorney, including, but not limited to:

(1)	Represent myself to attend Megainfo’s shareholders’ meeting;

(2)	Represent myself to exercise the voting powers concerning all the issues needing to be discussed and resolved by shareholders’ meeting, including, but not limited to, selling or transferring all or part of my equity interest in Megainfo, nominating and electing Megainfo’s directors, general manager and other senior management personnel;

(3)	Propose an interim shareholders’ meeting;

(4)	Represent myself to execute any document I have the right to execute as a shareholder of Megainfo;

(5)	Other voting powers for shareholder as specified in related laws and regulations and Megainfo’s articles of association.

The precondition for the said authorization and entrustment is that Authorized Person is a formal employee of Worksoft and agrees to the said authorization and entrustment. Once Authorized Person no longer serves Worksoft or Worksoft gives a written notice on the change of Authorized Person, I will immediately withdraw the entrustment and authorization granted herein to Authorized Person and will designate/authorize the other employee as designated by Worksoft to exercise any and all my rights as a shareholder of Megainfo.

Authorized Person shall perform entrustment obligations in accordance with laws and regulations within the scope of authorization in a prudent and diligent manner and indemnify the Authorizing Person from and against all the losses and damages as may arise from such authorization and entrustment (except those caused due to my intentional act or gross negligence).

This Power of Attorney shall become effective as of the Execution Date and will remain in force during the period when I am a shareholder of Megainfo.

Zhao Ming :	/s/ Zhao Ming

March 31, 2007